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                                                      [NATIONAL STEEL LOGO]
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                                                      National Steel Corporation
                                                      4100 Edison Lakes Parkway
                                                      Mishawaka, IN 46545-3440


NEWS RELEASE
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Media Contact:           Ronald B. Freeman
                         (219) 273-7559

Analyst and              William E. McDonough
Investor Contact:        (219) 273-7414


                 NATIONAL STEEL ANNOUNCES NEW CREDIT FACILITY


Mishawaka, IN, October 1, 2001 - National Steel Corporation (NYSE: NS) today announced it has closed a new revolving credit facility of $450 million effective September 28, 2001. The facility has a three year term and replaces the previous $200 million inventory credit facility and the receivables-backed credit facility with commitments of up to $200 million. The new facility is secured by both accounts receivable and inventory.

Hisashi Tanaka, CEO and chairman of National Steel, said, "We are very pleased with the support we have received from our financial partners and the level of confidence they have shown in our Company. This new facility enhances National Steel's financial flexibility and provides additional liquidity to our business."

Headquartered in Mishawaka, Indiana, National Steel Corporation is the nation's fourth largest integrated steel company, with annual shipments of approximately six million tons of flat-rolled products. National Steel employs approximately 8,700 employees. Visit National Steel's website at: www.nationalsteel.com.

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